EXHIBIT 99

INFOCROSSING LOGO

Contacts:
Chief Executive Officer         SVP Finance
Zach Lonstein                   William McHale
Infocrossing, Inc.              Infocrossing, Inc.
201-840-4710                    201-840-4732
zlonstein@infocrossing.com      wmchale@infocrossing.com

Media Relations                 Investor Relations
Michael Wilczak                 Matthew Hayden
Infocrossing, Inc.              Hayden Communications, Inc.
201-840-4941                   (760) 487-1137
mwilczak@infocrossing.com


           INFOCROSSING REPORTS RECORD REVENUE FOR THE SECOND QUARTER
                       AND SIX MONTHS ENDED JUNE 30, 2004

LEONIA, NJ, AUGUST 11, 2004 -- INFOCROSSING, INC. (NASDAQ: IFOX), a provider of selective IT outsourcing and business processing solutions, announced today financial results for the second quarter and six months ended June 30, 2004.

For the second quarter of 2004, Infocrossing reported record revenue of $24.6 million, an increase of $11.0 million, or 81% over the $13.6 million reported for the second quarter of 2003. Revenue growth for the quarter included $8.9 million from ITO Acquisition Corporation, a west coast based IT outsourcing company doing business as Systems Management Specialists, Inc. ("SMS") acquired on April 2, 2004. Excluding the acquisition of SMS, Infocrossing's revenue for the second quarter of 2004 grew $2.1 million, or 16% compared with the revenue reported for the same quarter last year. Revenue growth excluding the acquisition of SMS, included the addition of new customer contracts and the expansion of existing agreements.

For the quarter ended June 30, 2004, after the negative impact of a non-cash write-off of $1.3 million, or $.06 per share, of unamortized financing costs related to the previously announced repayment of a term loan of approximately $40 million, Infocrossing reported a net loss of $0.3 million or $.01 per share. The loss was consistent with the Company's previously announced financial guidance for the quarter. For the second quarter last year, Infocrossing reported a net loss to common stockholders of $2.4 million or $0.45 per share. The weighted average number of shares and share equivalents was 18.3 million for the quarter ended June 30, 2004, compared with 5.4 million shares for the same period last year.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased to $4.3 million for the second quarter of 2004, an increase of 93% over the $2.2 million reported for the second quarter of 2003. On a sequential quarterly basis, EBITDA increased $1.4 million, or 50% from the first quarter of 2004. Infocrossing uses EBITDA because it considers such information an important supplemental measure of the Company's performance and believes it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies with comparable market capitalization to the Company, many of which present EBITDA when reporting their results. A reconciliation of EBITDA to net income follows in the Summary Consolidated Statements of Operations.

"We're pleased with our results for the second quarter of 2004. We executed our business plan and achieved our forecasted revenue, EBITDA, and earnings objectives for the quarter," stated Zach Lonstein, Chairman and Chief Executive Officer of Infocrossing. "Furthermore, we successfully completed the acquisition of SMS and we're beginning to realize the benefits of the greater scale, capabilities, and synergies of the acquisition on our ability to attract new sales opportunities and continue our growth. Therefore, we are reaffirming our previous guidance and expect to continue our growth and realize our vision of becoming a recognized leader among providers of selective outsourcing services in the United States," Mr. Lonstein concluded.

For the six months ended June 30, 2004, Infocrossing reported the following highlights:

 o Revenue reached $39.8 million for the first six months of 2004, a 49% increase over the first six months of 2003. Excluding $8.9 million in revenue gained from the acquisition of SMS, Infocrossing's revenue grew $4.2 million in the first half of 2004, or 16% over the $26.7 million in revenue for the same period last year.

 o Net income improved $5.1 million to $0.5 million or $.03 per share for the first six months of 2004, compared with a net loss of $4.6 million for the same period in 2003. Net income for the first six months reflects a non-cash write-off of $1.3 million, or $.06 per share, of unamortized financing costs related to the previously announced repayment of a term loan of approximately $40 million.

 o EBITDA for the first six months of 2004 reached $7.1 million, an increase of $2.6 million or 58% over EBITDA of $4.5 million reported for the first six months of 2003.

 o Infocrossing completed a private placement of $60 million of 4% convertible notes, replacing $39.9 million of debt carrying an interest rate of 9%. Subsequent to the end of the second quarter, the initial purchaser of the convertible notes exercised in full an option to acquire an additional $12 million of the notes.

 o The Company completed the acquisition of SMS on April 2, 2004 for approximately $37 million consisting of $35 million in cash and Infocrossing stock. The acquisition expanded Infocrossing's operations to the western United States and established Infocrossing as a national provider of outsourcing services with coast-to-coast data center operations, extensive expertise, a robust client base, and a national sales and marketing organization.


Infocrossing will hold a teleconference to discuss first quarter results with the financial community today, August 11, 2004, at 11:00 AM. Eastern Daylight Time. Anyone interested in participating in the call can join via the Company's website, www.infocrossing.com, or dial into the call at 1-888-243-3996 or 1-973-935-2404 for international callers, at least ten minutes before the start of the call. A telephone replay will also be available until August 18, 2004 starting one hour after the conclusion of the teleconference. Interested persons may listen to the playback of the teleconference by calling 1-877-519-4471 toll free or 973-341-3080 for international callers and entering the pass code number 5043180.

EBITDA represents net income before interest, taxes, depreciation and amortization. The Company presents EBITDA because it considers such information an important supplemental measure of its performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies with comparable market capitalization, many of which present EBITDA when reporting their results. The Company also uses EBITDA for the following purposes: (1) EBITDA is one of the factors used to determine the total amount of bonuses available to be awarded to executive officers and other employees; (2) the Company's credit agreement uses EBITDA (with additional adjustments) to measure compliance with covenants such as interest coverage and debt incurrence; (3) EBITDA is also used by prospective and current lessors as well as potential lenders to evaluate potential transactions with the Company; and (4) EBITDA is also used by us to evaluate and price potential acquisition candidates.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and
(c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of the Company's performance. The Company compensates for these limitations by relying primarily on the Company's GAAP results and using EBITDA only supplementally.


ABOUT INFOCROSSING, INC. (http://www.infocrossing.com)
                          ---------------------------
Infocrossing, Inc. (IFOX) is a provider of selective IT outsourcing services, delivering the computing platforms and proprietary systems that enable companies to process data and share information within their business, and between their customers, suppliers and distribution channels. Leading companies leverage Infocrossing's robust computing infrastructure, skilled technical team, and process-driven operations to reduce costs and improve service delivery by outsourcing the operation of mainframes, mid-range, open system servers, networks, and business processes to Infocrossing.



This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including, but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; new products; technological changes; the Company's dependence upon third-party suppliers; intellectual property rights; difficulties with the integration of SMS, and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

                                                  INFOCROSSING, INC. AND SUBSIDIARIES
                                             SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
                                                       (UNAUDITED, IN THOUSANDS,
                                                       EXCEPT PER SHARE AMOUNTS)

                                                     THREE MONTHS ENDED JUNE 30,           SIX MONTHS ENDED JUNE 30,
                                                   ---------------------------------    --------------------------------
                                                        2004              2003              2004              2003
                                                   ---------------    --------------    --------------    --------------
REVENUES                                           $      24,611      $     13,582      $     39,787      $     26,711
                                                      ------------       -----------       -----------       -----------
COSTS and EXPENSES:
   Costs of revenues, excluding
      depreciation shown below                            17,567             9,129            27,790            17,903
   Selling, general and administrative expenses            2,786             2,247             4,899             4,323
   Depreciation and amortization                           2,117             1,473             3,710             2,889
                                                      ------------       -----------       -----------       -----------
                                                          22,470            12,849            36,399            25,115
                                                      ------------       -----------       -----------       -----------
INCOME FROM OPERATIONS                                     2,141               733             3,388             1,596
                                                      ------------       -----------       -----------       -----------

Debt fees related to loans repaid                          1,347              -                1,347              -
Other net interest expense                                 1,069               620             1,734             1,193
                                                      ------------       -----------       -----------       -----------
                                                           2,416               620             3,081             1,193
                                                      ------------       -----------       -----------       -----------
INCOME BEFORE INCOME TAXES                                  (275)              113               307               403

Income tax (benefit) expense                                 (13)                8              (206)               28
                                                      ------------       -----------       -----------       -----------

NET INCOME                                                  (262)              105               513               375

Accretion and dividends on redeemable
    preferred stock                                         -               (2,501)             -               (4,949)
                                                      ------------       -----------       -----------       -----------

NET INCOME (LOSS) TO COMMON
    STOCKHOLDERS                                   $        (262)     $     (2,396)     $        513      $     (4,574)
                                                      ============       ===========       ===========       ===========

BASIC INCOME (LOSS) PER SHARE:
   Net income (loss) to common stockholders        $       (0.01)     $      (0.45)     $       0.03      $      (0.85)
                                                      ============       ===========       ===========       ===========
   Weighted average number of common
      shares outstanding                                  18,323             5,383            16,758             5,381
                                                      ============       ===========       ===========       ===========

DILUTED INCOME (LOSS) PER SHARE:
   Net income (loss) to common stockholders        $       (0.01)     $      (0.45)     $       0.03      $      (0.85)
                                                      ============       ===========       ===========       ===========
   Weighted average number of
       common shares and share equivalents
       outstanding                                        18,323             5,383            19,019             5,381
                                                      ============       ===========       ===========       ===========


          Certain reclassifications have been made to prior periods to conform to the current presentation.

The reconciliation of EBITDA with net income for the quarters and six-month periods ended June 30, 2004 and 2003 is as follows (in thousands):

                                                     THREE MONTHS ENDED JUNE 30,           SIX MONTHS ENDED JUNE 30,
                                                   ---------------------------------    --------------------------------
                                                        2004              2003              2004              2003
                                                   ---------------    --------------    --------------    --------------
NET INCOME                                         $        (262)     $        105      $        513      $        375
Add (deduct):
    Income tax benefit                                       (13)                8              (206)               28
    Net interest expense                                   2,416               620             3,081             1,193
   Depreciation and amortization                           2,117             1,473             3,710             2,889
                                                      ------------       -----------       -----------       -----------

EBITDA                                             $       4,258      $      2,206      $      7,098      $      4,485
                                                      ============       ===========       ===========       ===========


                                                  INFOCROSSING, INC. AND SUBSIDIARIES
                                                  SUMMARY CONSOLIDATED BALANCE SHEETS
                                                            (IN THOUSANDS)

                                                                            JUNE 30,            DECEMBER 31,
                                                                              2004                  2003
                                                                      ------------------    -------------------
ASSETS:
   Cash and equivalents                                               $         31,170      $          10,073
   Other current assets                                                         13,491                  6,543
                                                                         ---------------       ----------------
     Total current assets                                                       44,661                 16,616
   Property and equipment, net                                                  22,388                 18,249
    Goodwill and other intangible assets                                        75,375                 29,149
   Other non-current assets                                                      6,077                  2,648
                                                                         ---------------       ----------------
Total assets                                                          $        148,501      $          66,662
                                                                         ===============       ================

LIABILITIES AND STOCKHOLDERS' EQUITY:
   Current liabilities                                                $         18,635      $           8,401
   Long-term liabilities                                                        67,522                 27,460
   Stockholders' equity                                                         62,344                30,801
                                                                         ---------------       ----------------
Total liabilities and stockholders' equity                            $        148,501      $          66,662
                                                                         ===============       ================